Item 26. Exhibit (g) iv. a

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“MassMutual”),
C.M. LIFE INSURANCE COMPANY (“CM Life”), and
MML BAY STATE LIFE INSURANCE COMPANY (“BayState”)
(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(the “Reinsurer”)

Effective December 31, 2016 (the “Amendment Effective Date”), the Ceding Company’s retention for the following _____ blocks of business will be changed from the retention limit percent as set forth in the Agreements to_____. There is no change to the Reinsurer’s_____. For applicable policies issued in_____, the Ceding Company’s retention will be_____. Notwithstanding the change in retention, the Ceding Company shall_____. The Ceding Company shall be _____ under the Agreements set forth in the attached Exhibit. The Ceding Company shall _____ under the Agreements set forth in the attached Exhibit.

Blocks of Business:

1.	_____

2.	_____

3.	_____

4.	Variable Life Plus (issued from BayState_____)

5.	Variable Life Select (issued from BayState_____)

6.	Variable Universal Life II (issued from MassMutual_____)

The last of these blocks of business_____. The following Agreements as set forth in the Exhibit were_____: Variable Life Select Agreement (“VLS”) (Reinsurer Treaty:_____), _____. Any _____ policies under the VLS and any _____ policies for the “Block of Business” under the _____ Agreements issued after _____ as set forth in this Amendment. However, “Block of Business” polices _____ as set forth above are_____.

The Reinsurer has _____ business for some or all of the Blocks of Business in some or all of the following programs (the Applicable Agreements).

•	_____

•	_____

•	Auto Quota Share

•	_____

•	_____

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/7/16
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/7/16
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/7/16
Peter G Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jinnah Cox	Date:	10/7/16

Print name:	Jinnah Cox

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A Webb	Date:	10/7/16

Print name:	Melinda Webb

Title:	Associate General Counsel

Exhibit

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Description	TAI Code
_____
_____	_____	1/1/1999	VL Plus Inforce	_____
_____	_____	2/8/1999	VL Select Inforce	_____
_____
_____	_____	5/1/2001	VUL II	_____
_____